UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

INTUITIVE SURGICAL, INC.

(exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1266 Kifer Road

Sunnyvale, California 94086

(Address of Principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Approval of the 2010 Incentive Award Plan

The Board of Directors (the “Board”) of Intuitive Surgical, Inc. (the “Company”) previously adopted, subject to stockholder approval, the Company’s 2010 Incentive Award Plan (the “2010 Plan”) that would (1) provide for the grant of incentive stock options, nonqualified stock options, and stock appreciation rights to eligible individuals and (2) authorize 1,250,000 shares of common stock for issuance pursuant to awards under the 2010 Plan. Employees, consultants and non-employee members of the Board are eligible to receive grants under the 2010 Plan. According to the final results from the Company’s Annual Meeting of Stockholders held on April 21, 2010 (the “Annual Meeting”), the Company’s stockholders approved the 2010 Plan. The foregoing description of the plan is qualified in its entirety by reference to the text of the 2010 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company voted on the following two proposals, each of which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 26, 2010.

Proposal No. 1: To elect three directors to the Board of Directors to serve a three-year term expiring at the 2013 Annual Meeting of Stockholders:

Nominee	For	Withheld
Alan J. Levy	27,658,982	1,479,865
Eric H. Halvorson	28,231,745	907,102
Amal M. Johnson	29,056,616	82,231

Each of the nominees recommended in Proposal No. 1 was elected.

Proposal No. 2: To approve the Company’s 2010 Incentive Award Plan:

For	Against	Abstain
25,199,774	3,875,604	63,469

Proposal No. 2 was approved.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Intuitive Surgical, Inc. 2010 Incentive Award Plan, as approved on April 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: April 23, 2010	By	/s/ Marshall L. Mohr
	Name:	Marshall L. Mohr
	Title:	Senior Vice President and Chief Financial Officer